     Exhibit 4.1

INNOVEX, INC.

1994 STOCK OPTION PLAN, AS AMENDED

     1. Purpose. The purpose of the Innovex, Inc. 1994 Stock Option Plan is to provide a continuing, long-term incentive to selected eligible officers, key employees and consultants of Innovex, Inc. (the “Corporation”) and of any subsidiary corporation of the Corporation (a “Subsidiary”), as herein defined; to provide a means of rewarding outstanding performance; and to enable the Corporation to maintain a competitive position to attract and retain key personnel necessary for continued growth and profitability.

     2. Definitions. The following words and phrases as used herein shall have the meanings set forth below:

     2.1 “Board” shall mean the Board of Directors of the Corporation.

     2.2 “Code” shall mean the Internal Revenue Code of 1986, as amended.

     2.3 “Committee” shall mean the Compensation Committee of the Board, if any, or such other committee of the Board as may be designated by the Board, from time to time, for the purpose of administering this plan as contemplated by Article 4 hereof.

     2.4 “Common Stock” shall mean the common stock, $.04 par value, of the Corporation.

     2.5 “Corporation” shall mean Innovex, Inc., a Minnesota corporation.

     2.6 “Fair Market Value” of any security on any given date shall be determined by the Committee as follows: (a) if the security is listed for trading on one or more national securities exchanges (including the NASDAQ National Market System), the mean of the highest and lowest sales price on such exchange on the date in question, or if such security shall not have been traded on such exchange on such date, the mean of the highest and lowest sales price on such exchange on the first day prior thereto on which such security was so traded; or (b) if the security is not listed for trading on a national securities exchange (including the NASDAQ National Market System) but is traded in the over-the-counter market, the mean of the highest and lowest bid prices for such security on the date in question, or if there are no such bid prices for such security on such date, the mean of the highest and lowest bid prices on the first day prior thereto on which such prices existed; or (c) if neither (a) nor (b) is applicable, by any means deemed fair and reasonable by the Committee, which determination shall be final and binding on all parties.

     2.7 “ISO” shall mean any stock option granted pursuant to this Plan as an “incentive stock option” within the meaning of Section 422 of the Code.

     2.8 “NQO” shall mean any stock option granted pursuant to this Plan which is not an ISO.

     2.9 “Option” shall mean any stock option granted pursuant to this Plan, whether an ISO or an NQO.

     2.10 “Optionee” shall mean any person who is the holder of an Option granted pursuant to this Plan.

     2.11 “Plan” shall mean this 1994 Stock Option Plan of the Corporation.

     2.12 “Subsidiary” shall mean any corporation which at the time qualifies as a subsidiary of the Corporation under Section 424(f) of the Code.

     3. Shares Available Under Plan. The number of shares which may be issued pursuant to options granted under this Plan shall not exceed 2,400,000(*) shares of the Common Stock of the Corporation; provided, however, that shares which become available as a result of canceled, unexercised, lapsed or terminated options granted under this Plan shall be available for issuance pursuant to options subsequently granted under this Plan. The shares issued upon exercise of options granted under this Plan may be authorized and unissued shares or shares previously acquired or to be acquired by the Corporation. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, other change in corporate structure affecting the Common Stock, or spin-off or other distribution of assets to shareholders, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding options granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number.

     4. Administration.

     4.1 The Plan will be administered by the Board, or at the Board’s discretion, by the Committee. Other than references in this Section 4.1, references to the “Committee” in this Plan shall be deemed to refer to the Board where the Board has not designated a Committee to administer the Plan.

     (*)200,000 shares, as adjusted to 300,000 shares upon a 3-for-2 stock split on May 31, 1995, increased by 300,000 shares as approved by the Board on November 30, 1995 and the shareholders on January 23, 1996, adjusted in the aggregate to 1,200,000 shares upon a 2-for-1 stock split on November 30, 1996, increased by 600,000 shares as approved by the Board on October 23, 1998 and the shareholders on January 20, 1999, and increased by 600,000 shares as approved by the Board of Directors on October 12, 2001 and the shareholders on January 16, 2002.

     4.2 The Committee will have plenary authority, subject to provisions of the Plan, to determine when and to whom options will be granted, the term of each Option, the number of shares covered by it, the participation by the Optionee in other plans, and any other terms or conditions of each Option. The Committee shall determine with respect to each grant of an Option whether a participant shall receive an ISO or an NQO. The number of shares, the term and the other terms and conditions of a particular kind of Option need not be the same, even as to options granted at the same time. The Committee’s recommendations regarding option grants and terms and conditions thereof will be conclusive.

     4.3 The Committee will have the sole responsibility for construing and interpreting the Plan, for establishing and amending any rules and regulations as it deems necessary or desirable for the proper administration of the Plan, and for resolving all questions arising under the Plan. Any decision or action taken by the Committee arising out of or about the construction, administration, interpretation and effect of the Plan and of its rules and regulations will, to the extent permitted by law, be within its absolute discretion, except as otherwise specifically provided herein, and will be conclusive and binding on all Optionees, all successors, and any other person, whether that person is claiming under or through any Optionee or otherwise.

     4.4 No member of the Committee will be liable, in the absence of bad faith, for any act or omission with respect to his services on the Committee. Service on the Committee will constitute service as a member of the Board, so that the members of the Committee will be entitled to indemnification and reimbursement as Board members pursuant to its Bylaws.

     4.5 The Committee will regularly inform the Board as to its actions with respect to all options granted under the Plan and the terms and conditions and any such options in a manner, at any times, and in any form as the Board may reasonably request.

     5. Participants.

     5.1 Participation in this Plan shall be limited to key personnel of the Corporation or of a Subsidiary, who are salaried employees of the Corporation or of a Subsidiary and to officers, consultants and Non-employee directors of the Corporation. Non-employee directors shall participate as provided in Section 17.

     5.2 Subject to other provisions of this Plan, Options may be granted to the same participants on more than one occasion.

     5.3 The Committee’s determination under the Plan including, without limitation, determination of the persons to receive options, the form, amount and type of such options, and the terms and provisions of Options need not be uniform and may be made selectively among otherwise eligible participants, whether or not the participants are similarly situated. Consultants shall receive only NQOs which shall be subject to the same terms and provisions as are then in effect with respect to granting of NQOs to officers and employees of the Company, except that the term of each such option shall expire upon the earlier of (i) five years, or (ii) such other time as the Committee shall determine. Subject to the foregoing, all provisions of this Plan not inconsistent with the foregoing shall apply to NQOs granted to consultants.

     6. Terms and Conditions.

     6.1 Each Option granted under the Plan shall be evidenced by a written agreement, which shall be subject to the provisions of this Plan and to such other terms and conditions as the Corporation may deem appropriate.

     6.2 Each Option agreement shall specify the period for which the Option thereunder is granted (which in no event shall exceed ten years from the date of the grant for any NQO or any ISO subject to the pricing requirements of Section 6.3(a) hereof and five years from the date of grant for any ISO subject to the pricing requirements of Section 6.3(b) hereof) and shall provide that the Option shall expire at the end of such period.

     6.3 The exercise price per share shall be determined by the Committee at the time any Option is granted. The exercise price of any ISO granted pursuant to the Plan shall be determined as follows:

(a) For employees who do not own stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of any Subsidiary, the ISO exercise price per share shall not be less than one hundred percent (100%) of Fair Market Value of the Common Stock of the Corporation on the date the Option is granted, as determined by the Committee.

(b) For employees who own stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of any Subsidiary, the ISO exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock of the Corporation on the date the option is granted, as determined by the Committee.

     6.4 The aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which an ISO under this Plan or any other plan of the Corporation or its Subsidiaries is exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000.

     6.5 An Option shall be exercisable at such time or times, and with respect to such minimum number of shares, as may be determined by the Committee at the time of the grant; provided, however, that the Committee may, in its discretion, accelerate the exercise date for any unexercisable options when the Committee deems such action to be appropriate under the circumstances. The Option agreement may require, if so determined by the Committee, that no part of the Option may be exercised until the Optionee shall have remained in the employ of the Corporation or of a Subsidiary for such period after the date of the Option as the Committee may specify.

     6.6 The Corporation may prescribe the form of legend which shall be affixed to the stock certificate representing shares to be issued and the shares shall be subject to the provisions of any repurchase agreement or other agreement restricting the sale or transfer thereof. Such agreements or restrictions shall be noted on the certificate representing the shares to be issued.

     6.7 An Optionee may not be granted in any fiscal year one or more Options to purchase an aggregate total of more than 100,000 shares of common stock. This 100,000 share maximum is subject to upward and downward adjustment pursuant to Section 9.

     7. Exercise of Option.

     7.1 Each exercise of an option granted hereunder, whether in whole or in part, shall be by written notice thereof, delivered to the Chief Financial Officer of the Corporation (or such other person as he may designate). The notice shall state the number of shares with respect to which the Options are being exercised and shall be accompanied by payment in full for the number of shares so designated. Shares shall be registered in the name of the Optionee unless the Optionee otherwise directs in his or her notice of election.

     7.2 Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check, or by any other form of legal consideration deemed sufficient by the Committee and consistent with the Plan’s purpose and applicable law, including promissory notes or a properly executed exercise notice together with irrevocable instructions to a broker acceptable to the Company to promptly deliver to the company the amount of sale or loan proceeds to pay the exercise price. As determined by the Committee, in its sole discretion, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee. In the case of an ISO, the right to make a payment in the form of already owned shares may be authorized only at the time the option is granted. If the terms of an option so permit, an optionee may elect to pay all or part of the option exercise price by having the Company withhold from the shares of Stock that would otherwise be issued upon exercise that number of shares of Stock having a Fair Market Value equal to the aggregate option exercise price for the shares with respect to which such election is made. No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends and other rights of a shareholder with respect to shares subject to the option when the optionee has given written notice of exercise and has paid in full for such shares.

     7.3 Upon notification of the amount due and prior to, or concurrently with, the delivery to the Optionee of a certificate representing any shares purchased pursuant to the exercise of an option, the Optionee shall promptly pay to the Corporation any amount necessary to satisfy applicable federal, state or local withholding tax requirements.

     8. Extraordinary Corporate Transactions. New options may be substituted for the Options granted under the Plan, or the Corporation’s duties as to Options outstanding under the Plan may be assumed, by a corporation other than the Corporation, or by a parent or subsidiary of the Corporation or such corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the Corporation is involved. Notwithstanding the foregoing or the provisions of Section 9 hereof, in the event such corporation, or parent or subsidiary of the Corporation or such corporation, does not substitute new Options for, and substantially equivalent to, the Options granted hereunder, or assume the Options granted hereunder, the Options granted hereunder shall terminate and thereupon become null and void (i) upon dissolution or liquidation of the Corporation, or similar occurrence, (ii) upon any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Corporation will not be a surviving entity or (iii) upon a transfer of substantially all of the assets of the Corporation or more than 80% of the outstanding Common Stock; provided, however, that each Optionee shall have the right within a 30-day period prior to or concurrently with such dissolution, liquidation, merger, consolidation, acquisition, separation, reorganization or similar occurrence, to exercise any unexpired Option granted hereunder without regard to any installment exercise restrictions.

     9. Changes in Corporation’s Capital Structure. The existence of outstanding options shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation’s capital structure or its business, or any merger or consolidation of the Corporation, or any issuance of Common Stock or subscription rights thereto, or any merger or consolidation of the Corporation, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise; provided, however, that if the outstanding shares of Common Stock of the Corporation shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares or recapitalization, the number and kind of shares subject to the Plan or subject to any Options theretofore granted, and the option exercise prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares without changing the aggregate option exercise price.

     10. Assignments. Any option granted under this Plan shall be exercisable only by the Optionee to whom granted during his or her lifetime and shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution.

     11. Severance; Death; Disability. An Option shall terminate, and no rights thereunder may be exercised, if the person to whom it is granted ceases to be employed by the Corporation or by a Subsidiary except that:

     11.1 If the employment of the Optionee is terminated by any reason other than his or her death or disability, the Optionee may at any time within not more than one month after termination of his or her employment, exercise his or her option rights but only to the extent they were exercisable by the Optionee on the date of termination of his or her employment; provided, however, that if the employment is terminated as a result of the Optionee’s deliberate, willful or gross misconduct as determined by the Committee, all rights under the Option shall terminate and expire upon such termination.

     11.2 If the Optionee dies while in the employ of the Corporation or a Subsidiary, or within not more than one month after termination of his or her employment, the Optionee’s rights under the option may be exercised in whole or in part, without regard to any installment exercise restrictions, at any time within six months following such death by his or her personal representative or by the person or persons to whom such rights under the Option shall pass by will or by the laws of descent and distribution.

     11.3 If the employment of the Optionee is terminated because of permanent disability, the Optionee, or his or her legal representative, may at any time within not more than six months after termination of his or her employment, exercise his or her Option rights in whole or in part, without regard to any installment exercise restrictions.

     11.4 Notwithstanding anything contained in sections 11.1, 11.2 and 11.3 to the contrary, no option rights shall be exercisable by anyone after the expiration of the term of the option.

     11.5 Transfers of employment between the Corporation and a Subsidiary, or between subsidiaries, will not constitute termination of employment for purposes of any Option granted under this Plan. The Committee may specify in the terms and conditions of an Option whether any authorized leave of absence or absence for military or government service or for any other reasons will constitute a termination of employment for purposes of the option and the Plan.

     12. Rights of Participants. Neither the participant nor the personal representatives, heirs, or legatees of such participant shall be or have any of the rights or privileges of a shareholder of the corporation in respect of any of the shares issuable upon the exercise of an Option granted under this Plan unless and until certificates representing such shares shall have been issued and delivered to the participant or to such personal representatives, heirs or legatees.

     13. Securities Registration. If any law or regulation of the Securities and Exchange Commission or of any other body having jurisdiction shall require the Corporation or the participant to take any action in connection with the exercise of an option, then notwithstanding any contrary provision of an Option agreement or this Plan, the date for exercise of such Option and the delivery of the shares purchased thereunder shall be deferred until the completion of the necessary action. In the event that the Corporation shall deem it necessary, the Corporation may condition the grant or exercise of an Option granted under this Plan upon the receipt of a satisfactory certificate that the Optionee is acquiring the option or the shares obtained by exercise of the Option for investment purposes and not with the view or intent to resell or otherwise distribute such Option or shares. In such event, the stock certificate evidencing such shares shall bear a legend referring to applicable laws restricting transfer of such shares. In the event that the Corporation shall deem it necessary to register under the Securities Act of 1933, as amended, or any other applicable statute, any Options or any shares with respect to which an option shall have been granted or exercised, then the participant shall cooperate with the Corporation and take such action as is necessary to permit registration or qualification of such Options or shares.

     14. Duration and Amendment.

     14.1 There is no express limitation upon the duration of the Plan, provided that all ISOs must be granted prior to April 21, 2011.

     14.2 The Board may terminate or may amend the Plan at any time, provided, however, that the Board may not, without approval of the shareholders of the Corporation, (i) increase the maximum number of shares as to which options may be granted under the Plan, (ii) permit the granting of ISOs at less than 100% of Fair Market Value at time of grant, or (iii) change the class of employees eligible to receive Options under the Plan.

     15. Approval of Shareholders. This Plan expressly is subject to approval of shareholders of the Corporation, and if it is not so approved on or before one year after the date of adoption of this Plan by the Board, the Plan shall not come into effect, and any options granted pursuant to this Plan shall be deemed canceled.

     16. Conditions of Employment. The granting of an Option to a participant under this Plan who is an employee shall impose no obligation on the Corporation to continue the employment of any participant and shall not lessen or affect the right of the Corporation to terminate the employment of the participant.

     17. Granting of Options to Non-Employee Directors. Each person who on or after January 16, 2002 (i) is elected or re-elected as a Non-employee director of the Company at any annual meeting of the shareholders of the Company or (ii) is elected as a Non-employee director of the Company at any special meeting the shareholders of the Company, shall be automatically granted a stock option to purchase 10,000. The option price per share for the shares covered by each Option shall be fair market value of each share as of the date of grant, the Option shall vest in whole or in part at a minimum of six months from the date of grant and shall have a term of 10 years, which term shall expire 30 days after the termination of service as a director of the Company. In the case of a special meeting, the action of the shareholders in electing a Non-employee director shall constitute the granting of the Option to such director, and, in the case of an annual meeting, the action of the shareholders in electing or re-electing a Non-employee director shall constitute the granting of a Option to such director. The date of such shareholder action shall be the date of the grant of the Option. Notwithstanding the foregoing, any Non-employee director who elects prior to the date of their re-election to receive a retainer and meeting fees for the next year shall receive an option to purchase 1,000 shares in lieu of any other share grant provided above. Also, any Non-employee director who is elected at the January 16, 2002 Annual Meeting (or for the first time at a subsequent meeting of the shareholders or by the Board of Directors) shall receive options to purchase 20,000 shares in addition to any other share option grant provided under the Plan. Any director who is elected during a particular year, and not at an annual meeting, shall receive a pro-rata amount of the retainer and meeting fees for the year in which such director is elected.

Adopted by the Board of Directors on April 21, 1994.

Approved by shareholders on March 7, 1995.

Amendment authorizing additional 300,000 shares under the 1994 Plan adopted by the Board of Directors on November 30, 1995.

Amendment approved by shareholders on January 23, 1996.

Amendment for compliance with Internal Revenue Code Section 162(m) adopted by the Board of Directors on October 23, 1996.

Amendment approved by shareholders on January 21, 1997

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Amendment authorizing additional 600,000 shares under the 1994 plan adopted by the Board of Directors on October 23, 1998.

Amendment approved by shareholders on January 20, 1999.

Amendment authorizing (i) additional 600,000 shares; (ii) extending the date ISOs may be granted to April 21, 2011; and (iii) adding a provision for the granting of options to Non-Employee Directors under the 1994 Plan adopted by the Board of Directors on October 12, 2002.

Amendment approved by shareholders on January 16, 2002.

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